UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On April 6, 2022, Eagle Financial Services, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for use at the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 17, 2022.

This amendment is being filed with the SEC to correct inadvertent errors in the Director Compensation disclosures in the Proxy Statement.

This amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement.  This amendment should be read together with the Proxy Statement.

Amendment to Proxy Statement

The Proxy Statement is hereby amended by replacing the information under the caption “Director Compensation” on page 8 of the Proxy Statement in its entirety with the following:

Director Compensation

The following table provides compensation information for the year ended December 31, 2021, for each non-employee director of the Company’s Board of Directors:

Director Compensation Table

Fiscal Year 2021

	Fees Earned
	or Paid in Cash	Stock Awards	Total
Name (1)	($)	($) (2)	($)
Deborah Addo	9,200	17,050	26,250
Thomas T. Byrd	21,200	17,050	38,250
Thomas T. Gilpin	35,700	17,050	52,750
Mary Bruce Glaize	18,200	17,050	35,250
Scott M. Hamberger	19,900	17,050	36,950
John R. Milleson	21,300	17,050	38,350
Cary C. Nelson	22,100	17,050	39,150
Douglas C. Rinker	21,500	17,050	38,550
Robert W. Smalley, Jr.	19,300	17,050	36,350
John D. Stokely, Jr.	20,700	17,050	37,750
Randall Vinson	8,300	-	8,300
James Wilkins, Jr.	9,100	-	9,100

____________________

(1)

Brandon C. Lorey, the Company’s President and Chief Executive Officer is not included in this table as he receives no compensation for his services as a director.  The compensation received by Mr. Lorey as an employee is shown in the Summary Compensation Table on page 12.

(2)

The amounts in this column reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share–Based Payment). The grant date fair value for these stock awards of $34.10 per share was based on the closing sales price of the Company’s common stock on the grant date (June 25, 2021). At December 31, 2021, each non-employee director had no shares of restricted stock outstanding.  During 2021, each director received 500 shares of restricted stock in June, which vested in December.

The Compensation Committee evaluates the compensation of the Directors annually.  The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions.  Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval.

Non-employee members of the Board of Directors each receive an annual retainer and $500 per Board meeting attended for service as a member of the Bank’s Board of Directors.  During 2021, the Chairman of the Board’s retainer was $20,000 and other directors’ retainer was $10,000.  Members of the Audit Committee and Compensation Committee received $400 per meeting attended. Members of all other Bank committees received $200 per meeting attended during 2021.  In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan, as disclosed in the footnotes of the table above.